UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No.  )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Bernstein Fund, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

NOT FOR EXTERNAL DISTRIBUTION

Tax-Managed International and International Portfolios

Proxy Vote

Telephone Call Script and Warm Transfer Instructions

September 2020

Important Details

Fund’s Proxy Administrator: Computershare

Phone number to facilitate a vote: 1-866-492-0860

Voting Deadline: October 22nd until the polls close

Guidelines for Contacting Clients

•	Use the script starting on page 2 to facilitate a vote during your normal course of business or to actively solicit votes from large shareholders through a calling campaign.

•	Before calling clients or facilitating a vote with a client already on the line, read in full and have printed in front of you both the FAQs and this document.

•

Set client expectations regarding the call – you will be placed on brief hold, rep will come on the line and confirm how you want to vote, you will need to provide name and address as confirmation, the call will be recorded and you will remain on the line with the client throughout the entire voting process.

•	We cannot vote on behalf of clients, unless client delegates voting authority to you while on the phone with Computershare.

Call Script

Use the script below to facilitate a vote during your normal course of business with clients on the phone or to actively solicit votes from large shareholders through a calling campaign.

Bernstein Representative:

While I have you on the phone, did you happen to receive the mutual fund proxy materials we recently sent concerning one of your Bernstein mutual funds? Materials were sent via mail or email around mid-September.

OR

Bernstein Representative:

Good morning/afternoon, Mr./Mrs. Client. How are you?

Client:

I’m doing well, thank you.

Bernstein Representative:

That’s great. I am calling you today regarding the mutual fund proxy materials we recently sent to you concerning one of your Bernstein mutual funds. Have you received this yet in the mail or through email?

Client:

Yes, but I haven’t really paid much attention to it. Is this something I need to address?

Or

No, I don’t remember receiving it. Is this something I need to address?

Bernstein Representative:

Yes, it’s very important. The material pertains to an upcoming shareholder vote for one of the Bernstein International mutual funds you hold in your account(s). There is one proposal on the proxy – the reorganization/merger of our Tax-Managed International and International Portfolios into the International Strategic Equities Fund. Bernstein recommends a vote FOR the proposal.

Proposals require approval from a certain percentage of all shareholders. If we don’t receive a required amount of participation, we may be required to start the voting process over.

If you have a moment, I’d like to conference in our proxy voting specialist on the line to record your vote. Would that be alright with you? It will only take a few minutes.

IF THE CLIENT AGREES TO VOTE, SKIP TO PAGE 3**

Client:

How do I vote?

Bernstein Representative:

There are several ways to register your vote: Internet, telephone or by mailing in your proxy card(s). The easiest and most convenient way to vote is by phone. If you have a moment, I’d like to conference in our proxy voting specialist on the line to record your votes. Would that be alright with you? It will only take a few minutes.

IF THE CLIENT AGREES TO VOTE, SKIP TO PAGE 3**

Client:

That’s fine, but I don’t have my proxy material anymore.

Bernstein Representative:

You won’t need it to vote. I can conference in a representative from the firm we are using to collect the vote to record your elections. You don’t need to have your proxy materials in hand to vote this way.

Client:

Okay. Go ahead and conference me in now.